Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:                 Joseph Edelman

Date of Earliest Transaction
Required to be Reported:                    December 28, 2007

Issuer Name and Ticker Symbol:              XTL Biopharmaceuticals Ltd. (XTLB)

Names:          Perceptive Life Science Master Fund Ltd.,
                Perceptive Advisors LLC, Michael Cho and
                Scott Bradley

Address:        Perceptive Advisors LLC
                499 Park Avenue, 25th Floor
                New York, NY 10022

Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC, Michael Cho and Scott Bradley are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of XTL Biopharmaceuticals Ltd.

Perceptive Life Science Master Fund Ltd.

By: Perceptive Advisors LLC, its investment manager


By: /s/ James Mannix
    ---------------------------------------
    Name:  Joseph Edelman, by James Mannix,
           attorney in fact
    Title: Managing Member

   Perceptive Advisors LLC


By: /s/ James Mannix
    ---------------------------------------
    Name:  Joseph Edelman, by James Mannix,
           attorney in fact
    Title: Managing Member


By: /s/ Michael Cho
    ---------------------------------------
    Name:  Michael Cho


By: /s/ Scott Bradley
    ---------------------------------------
    Name:  Scott Bradley